EX-12
                     RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                                     EXHIBIT 12

                                                    MERRILL LYNCH PREFERRED CAPITAL TRUST, III
                                            COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)


                                       For the Three    For the Nine
                                       Months Ended     Months Ended                    Year Ended Last Friday in December
                                       -------------------------------   ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006            2005          2004        2003        2002       2001
                                       -------------    -------------     --------     ---------    --------    --------   --------

Earnings                               $      13,531    $      40,593     $ 54,124     $  54,124    $ 54,124    $ 54,124   $ 54,124

                                       =============    =============     ========     =========    ========   =========   ========
Fixed charges                          $           -    $           -     $      -     $       -    $      -    $      -   $      -

Preferred securities                          13,125           39,375       52,500        52,500      52,500      52,500     52,500
distribution requirements              -------------    -------------    ---------     ---------    --------    --------   --------

Total combined fixed charges and
 preferred securities distribution     $      13,125    $      39,375     $ 52,500     $  52,500    $ 52,500    $ 52,500   $ 52,500
 requirements                          =============    =============     ========     =========    ========    ========   ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.03             1.03         1.03          1.03        1.03        1.03       1.03









                                                    MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                           COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                                                    AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                 (dollars in thousands)





                                       For the Three    For the Nine
                                       Months Ended     Months Ended              Year Ended Last Friday in December
                                       ------------------------------    ----------------------------------------------------------
                                       September 29,    September 29,
                                           2006             2006           2005          2004         2003        2002      2001
                                       -------------    -------------    ---------    ---------     --------   ---------   --------

Earnings                               $      15,875    $      47,591    $  63,306    $  63,165     $ 63,150   $  63,238   $ 63,472
                                       =============    =============    =========    =========     ========   =========   ========

Fixed charges                          $           -    $           -    $       -    $       -     $      -   $       -   $      -

Preferred securities                          13,531           40,593      54,124        54,124       54,124      54,124     54,124
distribution requirements              -------------    -------------    ---------    ---------     --------   ---------   --------

Total combined fixed charges and
 preferred securities distribution     $      13,531    $      40,593    $  54,124    $  54,124     $ 54,124   $  54,124   $ 54,124
 requirements                          =============    =============    =========    =========     ========   =========   ========

Ratio of earnings to combined fixed
 charges and preferred securities
 distribution requirements                      1.17             1.17         1.17         1.17         1.17        1.17       1.17







